OPTION TO PURCHASE
___________________ UNITS

RENEWABLE ENERGY ACQUISITION CORP.
(a Nevada corporation)

This certifies that, for value received, Crusader Securities, Inc., or registered assigns, is entitled to purchase from Renewable Energy Acquisition Corp., a Nevada corporation, hereinafter referred to as the “Company,” the number of Units shown above (the “Units”) each Unit consisting of one share of common stock, par value $0.001 (“Common Stock”), and two common stock purchase warrants in the form attached hereto as Exhibit A (“Underwriter Warrants”). This Warrant may be exercised by surrendering this warrant with the purchase form attached hereto, duly executed, at the principal office of the Company in Plymouth, Minnesota, and by paying in full and in lawful money of the United States of America by cash or cashiers’ check, the purchase price of the Units as to which this option is exercised, on all the terms and conditions hereinafter set forth. This option is originally issued to Crusader Securities, Inc., pursuant to an underwriting agreement dated ______________, 2008 (the “Underwriting Agreement”), pertaining to the Company’s offer and sale of 2,000,000 Units (the “Offering”) as described in the Company’s registration statement (SEC file No. 333-________) and the form of the final prospectus (the “Prospectus”) dated the effective date of, and included in, said registration statement (or, if applicable, the form of final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 of the Regulation C adopted under the Securities Act of 1933), is hereinafter called the “Prospectus.”

1. The purchase price at which the Units are purchasable (hereinafter referred to as the “Unit Price”) is $6.60 per Unit. This option will become exercisable on the later of (a) the date of completion of a business combination with a target business as described in the Prospectus, or (b) ____________________, 2009, and will expire at 5:00 p.m., New York City time, on _______________, 2012.

2. On the exercise of all or any portion of this option in the manner provided above, the person exercising the same shall be deemed to have become a holder of record of the Common Stock and Underwriter Warrants (or of the other securities or properties to which he or it is entitled on such exercise) for all purposes, and certificates for the securities so purchased shall be delivered to the purchaser within a reasonable time, but in no event longer than ten days after the options shall have been exercised as set forth above. If this option shall be exercised in respect to only a part of the Units covered hereby, the holder shall be entitled to receive a similar option of like tenor and date covering the number of with respect to which this option shall not have been exercised.

3. This option is exchangeable, on the surrender hereof by the holder at the office of the Company, for new options of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of Units which may be subscribed for and purchased hereunder.

4. The Company covenants and agrees that the Units that may be issued on the exercise of the rights represented by this option will, on issuance, be fully paid and non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company covenants and agrees that during the period within which the rights represented by this option may be exercised, the Company will have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented hereby.

5. The Unit Price and number of Units purchasable pursuant to this option may be subject to adjustment from time to time as follows:

(a) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend in shares, the Unit Price in effect immediately prior to such record date shall be proportionately decreased and the number of Units purchasable proportionately increased, such adjustment to become effective immediately after the opening of business on the day following such record date.

(b) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, combine the outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification any of its shares, the Unit Price in effect and the number of Units purchasable immediately prior thereto shall be adjusted so that the holder of the option or Underwriter Warrant thereafter surrendered for exercise shall be entitled to receive, after the occurrence of any of the events described, the number of shares of Common Stock and Underwriter Warrants to which the holder would have been entitled had such option been exercised immediately prior to the occurrence of such event. Such adjustment shall become effective immediately after the opening of business on the day following the date on which such subdivision, combination, or reclassification, as the case may be, becomes effective.

(c) If any capital reorganization or reclassification of the Company’s Common Stock, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful adequate provisions shall be made whereby the holder of this option shall thereafter have the right to acquire and receive on exercise hereof and thereof such shares of stock, securities, or assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding shares of the Company’s Common Stock as would have been received on exercise of this option immediately before such reorganization, reclassification, consolidation, merger, or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this option to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise thereof. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of its assets as a result of which a number of shares of common stock of the surviving or purchasing corporation greater or less than the number of shares of Common Stock of the Company outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of Common Stock of the Company, then the Unit Price in effect and the number of Units purchasable immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as through there was a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holder hereof at its last address appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire on exercise of this option.

(d) No fraction of a Unit or share shall be issued on exercise, but, in lieu thereof, the Company, notwithstanding any other provision hereof, may pay therefor in cash at the fair value of any such fractional Unit or share at the time of exercise.

(e) Neither the purchase or other acquisition by the Company of any shares of Common Stock nor the sale or other disposition by the Company of any shares of Common Stock shall affect any adjustment of the Unit Price or the number of Units purchasable hereunder, or be taken into account in computing any subsequent adjustment of the Unit Price or number of Units purchasable hereunder.

6. Until ________________________, 2009 (one year following the effective date of the Offering), this option shall not be transferable or assignable except to officers of Crusader Securities, Inc., or officers of other underwriters or dealers participating in the Offering or by will, trust, or the laws of descent. Subject to the foregoing restrictions and the restrictions set forth in paragraph 7 hereof, this option is transferable at the offices of the Company. On such transfer, every holder hereof agrees that the Company may deem and treat the registered holder of this option as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

7. This option, the Units, and the securities underlying the Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on Form SB-2 (the “Registration Statement”).

(a) On exercise, in part or in whole, of this option, the securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT SOLELY FOR SALE TO THE HOLDER OF AN OPTION TO PURCHASE, WHICH HOLDER MAY BE DEEMED TO BE AN UNDERWRITER OF SUCH SECURITIES WITHIN THE PROVISIONS AND FOR THE PURPOSES ONLY OF THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES WILL AGREE TO A TRANSFER HEREOF ONLY IF (1) AN AMENDED OR SUPPLEMENTED PROSPECTUS SETTING FORTH THE TERMS OF THE OFFER HAS BEEN FILED AS PART OF A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT OR AS PART OF A NEW REGISTRATION STATEMENT, IF THEN REQUIRED, AND SUCH POST-EFFECTIVE AMENDMENT OR NEW REGISTRATION STATEMENT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (2) COUNSEL TO THE ISSUER IS SATISFIED THAT NO SUCH POST-EFFECTIVE AMENDMENT OR NEW REGISTRATION STATEMENT IS REQUIRED.

(b) The Company agrees that it shall be satisfied that no post-effective amendment or new registration is required for the public sale of the securities if it shall be presented with a letter from the staff of the Securities and Exchange Commission (the “Commission”) stating in effect that, based on stated facts which the Company shall have no reason to believe are not true in any material respect, the staff will not recommend any action to the Commission if such securities are offered and sold without delivery of a prospectus and that, therefore, no post-effective amendment to the Registration Statement or a new registration statement is required to be filed.

8. The Company agrees to register or qualify the Common Stock included in the Units for resale as follows:

(a) If, at any time during the period in which the rights represented by this option are exercisable, the Company shall receive a written request from the holders of Units issued on exercise of this option or holders of the right to acquire Units covered by this option who own or may acquire (on a combined basis) at least 50% of the total number of Units covered by this option on its original date of issuance that the Company file a registration statement, post-effective amendment, or other appropriate form under the Securities Act covering resale of the Common Stock, then the Company shall within ten days after the receipt thereof, give written notice of such request to all holders of options and Units and shall use its best efforts, subject to the limitations of this paragraph, to effect as soon as possible the required filing under the Securities Act to permit resale of all Common Stock included in the Units that the holders request to be registered within 90 days of the mailing of the registration notice by the Company to the holders of options and Units. If the holders initiating the registration request hereunder (the "Initiating Holders"), intend to distribute the Common Stock covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this paragraph, and the Company shall include such information in the written registration notice to all holders referred to in this paragraph. The underwriter shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any holder to include the Common Stock in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Common Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder), to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this paragraph, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of options and Units that would otherwise be underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the underwriting shall be prorated among all holders thereof, including the Initiating Holders. The Company is obligated to effect only one such registration pursuant to this paragraph.

(b) If, at any time during the period in which the rights represented by this option are exercisable the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to Crusader Securities, Inc., and to all other holders of the options or the holders of the Units issued on exercise of this option of its intention to do so. The Company agrees that on written notice to it from the holders of the options or Units within 20 days after receipt of such notice from the Company of its or their desire to include the Common Stock included in the Units in such proposed registration statement or notification, the Company shall afford the holders of such options and/or Units the opportunity to have the Common Stock included therein. Notwithstanding the provisions of this paragraph 8(b), the Company shall have the right, at any time after it shall give written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of the Common Stock shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof. In no event shall the Company be obligated to include the Common Stock in any registration statement or notification under this paragraph 8(b) if, in the written opinion of two investment banking firms which are member firms of the Financial Industry Regulatory Authority, and not affiliated with the Company, the inclusion of the Common Stock in such registration statement or notification would be materially detrimental to the proposed offering of debt or equity securities pursuant to which the Company gave notice to the holders under this paragraph.

(c) In connection with the filing of a registration statement, notification, or post-effective amendment under this section, the Company covenants and agrees:

(i) to pay all expenses of such registration statement, notification, or post-effective amendment, including, without limitation, printing charges, legal fees and disbursements of counsel for the Company, blue sky expenses, accounting fees, and filing fees, but, not including, legal fees and disbursements of counsel to the holders and any sales commissions on Common Stock offered and sold;

(ii) to take all necessary action which may be required in qualifying or registering the Common Stock included in a registration statement, notification, or post-effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the holders; provided, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction; and

(iii) to utilize its best efforts to keep the same effective for a period of not less than 90 nor more than 120 days.

(d) The holders of the options and Units shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement, notification, or post-effective amendment hereunder, on which the Company shall be entitled to rely, and such holders of options and Units shall indemnify and save harmless the Company (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but not by way of limitation, all reasonable attorneys' fees and all amounts paid in settlement of any claim, action, or suit) that arise or result directly or indirectly from any untrue statement of a material fact furnished by such holder(s) in connection with such registration or qualification, or from the failure of the holders of the options or Units to furnish material information in connection with the facts required to be included in such registration statement, notification, or post-effective amendment necessary to make the statements therein not misleading, or from any sales or offers of the Common Stock so registered after 90 days from the effective date of such registration statement or notification, all to the same effect as the provisions pursuant to which indemnification is provided in the Underwriting Agreement between the Company and Crusader Securities, Inc.

9. As used herein, the term “Common Stock” shall mean and include the Company’s Common Stock authorized on the date of the original issue of this option, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets on the voluntary or involuntary liquidation, dissolution, or winding up of the Company; provided, that the Units purchasable pursuant to this option shall include only shares of the class designated in the Company’s articles of incorporation as Common Stock on the date of the original issue of this option or, in the case of any reorganization, reclassification, consolidation, merger, or sale of assets of the character referred to in paragraph 5(c) hereof, the stocks, securities, or assets provided for in such paragraph.

10. This agreement shall be construed under and be governed by the laws of the state of Nevada.

11. Any notices required or permitted hereunder shall be sufficiently given if delivered by hand or sent by registered or certified mail, postage prepaid, addressed as follows:

If to Crusader Securities, Inc., to:                     Crusader Securities, LLC
230 Park Avenue, Suite 1000
New York, NY 10169
Attn: Blair West, Managing Director

If to the Company, to:   Renewable Energy Acquisition Corp.
7078 East Fish Lake Road, Suite 800
Minneapolis, MN 55311
Attn: Craig Laughlin, President

or such other address as shall be furnished in writing by any party to the other, and any such notice or communication shall be deemed to have been given as of the date so delivered or three days after being so deposited in the mails.

DATED this _______ day of _________________________________, 2008.

RENEWABLE ENERGY ACQUISITION CORP.

By:
Craig Laughlin, President

Form of Purchase

(to be signed only upon exercise of option)

TO: RENEWABLE ENERGY ACQUISITION CORP.

The undersigned, the owner of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, _____________ Units of Renewable Energy Acquisition Corp., and herewith makes payment of _______ therefor, and requests that the certificate(s) for such shares be delivered to _____________________________ at ________________________________, and if such shall not be all of the Units purchasable hereunder, that a new option of like tenor for the balance of the Units purchasable under the attached option be delivered to the undersigned.

DATED this ______ day of ____________________________ 20_____.

Signature